As filed with the United States Securities and Exchange Commission on June 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SHAKE SHACK INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	47-1941186
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

225 Varick Street

Suite 301

New York, New York 10014
(646) 747-7200
(Address, including zip code, of principal executive offices)

SHAKE SHACK INC. 2025 INCENTIVE AWARD PLAN

As Amended and Restated Effective as of June 12, 2024

(Full title of the plan)

Ronald Palmese, Jr., Esq.
Chief Legal Officer
Shake Shack Inc.
225 Varick Street

Suite 301

New York, New York 10014
(646) 747-7241
(Name, address and telephone number, including area code, of agent for service)

Copy to:

Louis Rambo, Esq.

Proskauer Rose LLP

1001 Pennsylvania Avenue, NW

Washington, DC 20004-2533

Tel: (202) 416-6800

Fax: (202) 416-6899

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed to register an additional 842,321 shares of Class A common stock, par value $0.001 (“Class A common stock”), of Shake Shack Inc. (the “Company”) for offer and sale under the Shake Shack Inc. 2025 Incentive Award Plan (the “Plan”), as amended and restated effective as of June 12, 2024 (which amends and restates the Plan which was previously called the “Shake Shack Inc. 2015 Incentive Award Plan”). The increase in the number of shares of Class A common stock authorized for issuance under the Plan was approved by the Company’s stockholders at the Company’s annual meeting of stockholders held on June 12, 2024. The Company previously filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on January 30, 2015 (File No. 333-201798) registering shares of Class A common stock to be issued under the Plan (the “Prior Registration Statement”). Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statement are incorporated by reference into this Registration Statement, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, which have been filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

•	our Annual Report on Form 10-K for the fiscal year ended December 27, 2023, filed with the SEC on February 29, 2024;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 27, 2023 from our definitive proxy statement on Schedule 14A relating to our 2024 Annual Meeting of Stockholders, filed with the SEC on April 25, 2024;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 27, 2024, filed with the SEC on May 3, 2024;

•	our Current Reports on Form 8-K, filed with the SEC on January 26, 2024, February 2, 2024, February 15, 2024, February 26, 2024, March 21, 2024, April 17, 2024, and June 13, 2024; and

•	the description of our Class A common stock as set forth in our registration statement on Form 8-A (File No. 001-36749), filed with the SEC on January 28, 2015, pursuant to Section 12(b) of the Exchange Act, including any subsequent amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports; provided, however, that documents or information deemed to have been furnished and not filed in accordance with Commission rules shall not be deemed incorporated by reference into this Registration Statement.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description of Exhibit
4.1	Amended and Restated Certificate of Incorporation of Shake Shack Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 10, 2015)

4.2	Second Amended and Restated Bylaws of Shake Shack Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 4, 2019)

5.1*	Opinion of Proskauer Rose LLP

23.1*	Consent of Ernst & Young LLP

23.2*	Consent of Proskauer Rose LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney (included on the signature page of the Registration Statement)

99.1	Shake Shack Inc. 2025 Incentive Award Plan, as amended and restated effective June 12, 2024 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 13, 2024)

107*	Filing Fee Table.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 17th day of June, 2024.

SHAKE SHACK INC.

By:	/s/ Katherine I. Fogerty
Katherine I. Fogerty
Chief Financial Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Shake Shack Inc. hereby severally constitute and appoint Robert Lynch and Katherine Fogerty, our true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert Lynch	Chief Executive Officer and Director	June 17, 2024
Robert Lynch	(Principal Executive Officer)

/s/ Katherine I. Fogerty	Chief Financial Officer	June 17, 2024
Katherine I. Fogerty	(Principal Financial and Accounting Officer)

/s/ Daniel Meyer	Chairman of the Board of Directors	June 17, 2024
Daniel Meyer

/s/ Sumaiya Balbale	Director	June 17, 2024
Sumaiya Balbale

/s/ Lori George	Director	June 17, 2024
Lori George

/s/ Charles J. Chapman III	Director	June 17, 2024
Charles J. Chapman III

/s/ Anna Fieler	Director	June 17, 2024
Anna Fieler

/s/ Jeff Flug	Director	June 17, 2024
Jeff Flug

/s/ Jeffrey D. Lawrence	Director	June 17, 2024
Jeffrey D. Lawrence

/s/ Joshua Silverman	Director	June 17, 2024
Joshua Silverman

/s/ Tristan Walker	Director	June 17, 2024
Tristan Walker